Exhibit 21.1

Subsidiaries

Plains Capital Corporation - Texas
PlainsCapital Bank - Texas
PrimeLending, a PlainsCapital Company - Texas
PrimeLending Ventures Management, LLC - Texas
PrimeLending Ventures, LLC - Texas
First Southwest Holdings, LLC - Delaware
First Southwest Company - Delaware
First Southwest CDE, LLC - Delaware
First Southwest Leasing Company - Delaware
First Southwest CDE, LLC - Delaware
First Southwest Asset Management, Inc. - Delaware
FSW Advisory Services, Inc. - Delaware
FSC Asset Administrator, LLC - Delaware
FSC Company 2005-A, LLC - Delaware
PUT 2005-A GP, LLC - Delaware
PUT 2005-A, LP - Delaware
Legal Fee Note Issuer 2005-A, LLC - Delaware
PlainsCapital Leasing, LLC - Texas
PlainsCapital Securities, LLC - Texas
PlainsCapital Insurance Services, LLC - Texas
PCB-ARC, Inc. - Texas
PNB Aero Services, Inc. - Texas
PNB Financial Group, Inc. - Texas
Plains Financial Corporation - Texas
Hester Capital Management, LLC - Texas
PlainsCapital Equity, LLC - Texas
PCC Statutory Trust I - Connecticut
PCC Statutory Trust II - Connecticut
PCC Statutory Trust III - Connecticut
PCC Statutory Trust IV - Delaware